UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 19, 2014

ATLANTIC TELE-NETWORK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12593	47-0728886
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

600 Cummings Center

Beverly, MA 01915
(Address of principal executive offices and zip code)

(978) 619-1300
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement

On December 19, 2014, Atlantic Tele-Network, Inc. (the “Company”) entered into a Fourth Amended and Restated Credit Agreement (the “Credit Agreement”) among the Company, as Borrower, certain of the Company’s subsidiaries, as Guarantors, CoBank, ACB (“CoBank”), as Administrative Agent, Lead Arranger, Swingline Lender, an Issuing Lender and a Lender, Fifth Third Bank, as a Joint Lead Arranger, MUFG Union Bank, N.A., as a Joint Lead Arranger and an Issuing Lender, and the other Lenders named therein.

Amount.  The Credit Agreement provides for a $225 million revolving credit facility (the “Credit Facility”). The Company may use (i) up to $10 million under the Credit Facility for standby or trade letters of credit, (ii) up to $25 million under the Credit Facility for letters of credit that are necessary or desirable to qualify for disbursements from the FCC’s mobility fund and (iii) up to $10 million under a swingline sub-facility. Upon the closing of the Credit Facility, approximately $10.6 million of letters of credit were issued, outstanding and undrawn.

Maturity.  The Credit Facility matures on December 19, 2019 unless accelerated pursuant to an event of default, as described below. All amounts outstanding under the Credit Facility will be due and payable upon the earlier of the maturity date or the acceleration of the loans and commitments upon an event of default.

Interest Rate.  Amounts borrowed under the Credit Facility bear interest at a rate equal to, at the Company’s option, either (i) the London Interbank Offered Rate (LIBOR) plus an applicable margin ranging between 1.50% to 1.75% or (ii) a base rate plus an applicable margin ranging from 0.50% to 0.75%.  Swingline loans will bear interest at the base rate plus the applicable margin for base rate loans.  The base rate is equal to the higher of (i) 1.00% plus the higher of (x) the one-week LIBOR and (y) the one-month LIBOR; (ii) the federal funds effective rate (as defined in the Credit Agreement) plus 0.50% per annum; and (iii) the prime rate (as defined in the Credit Agreement). The applicable margin is determined based on the ratio (as further defined in the Credit Agreement) of the Company’s indebtedness to EBITDA. Under the terms of the Credit Agreement, the Company must also pay a fee ranging from 0.175% to 0.250% of the average daily unused portion of the Credit Facility over each calendar quarter.

Security; Guarantors.  Certain of the Company’s domestic subsidiaries are guarantors of the Company’s obligations under the Credit Agreement. Further, the Company’s obligations are secured by (i) a first priority, perfected lien on substantially all the property and assets of the Company and the guarantor subsidiaries, including its principal wholly-owned domestic operating subsidiaries, and (ii) a pledge of 100% of the Company’s equity interests in certain domestic subsidiaries and up to 65% of the equity interests outstanding of certain foreign subsidiaries, in each case, including the Company’s principal operating subsidiaries.  Subject to the terms and conditions of the Credit Agreement, the Company may designate subsidiaries as “unrestricted subsidiaries” that shall not constitute guarantors or be subject to the representations and warranties, covenants or events of default contained in the Credit Agreement, provided the investment amounts in such unrestricted subsidiaries do not exceed $275 million in the aggregate.

Financial Covenant; Representations and Warranties; Other Provisions.  The Credit Agreement contains a financial covenant (as further defined in the Credit Agreement) by the Company that imposes a maximum ratio of indebtedness to EBITDA, as well as customary representations, warranties and covenants, including covenants by the Company limiting additional indebtedness, liens, guaranties, mergers and consolidations, substantial asset sales, investments and loans, sale and leasebacks, transactions with affiliates and fundamental changes.

Default Provisions.  The Credit Agreement provides for events of default customary for credit facilities of this type, including but not limited to non-payment, defaults on other debt, misrepresentation, breach of covenants, representations and warranties, insolvency and bankruptcy. After the occurrence of a payment- or insolvency-related event of default and for so long as it continues, the interest rate then in effect on all outstanding obligations automatically increases by 2.0%. After the occurrence of a bankruptcy or receivership-related event of default and for so long as it continues, the Requisite Lenders (as defined in the Credit Agreement) may increase the interest rate then in effect on all outstanding obligations by 2.0%. After the occurrence of any other event of default and for so long as it continues, the Administrative Agent or the Requisite Lenders may increase the interest rate then in effect on all outstanding obligations by 2.0%. Upon an event of default relating to insolvency, bankruptcy or receivership, the amounts outstanding under the Credit Agreement will become immediately due and payable and the lender commitments will be automatically terminated. Upon the occurrence and continuation of any other event of default, the Administrative Agent and/or the Requisite Lenders may accelerate payment of all obligations and terminate the lenders’ commitments under the Credit Agreement.

The foregoing description is only a summary of the provisions of the Credit Agreement and is qualified in its entirety by the terms of the Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 regarding the Company’s entry into, and borrowings under, the Credit Facility is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

10.1                        Fourth Amended and Restated Credit Agreement dated as of December 19, 2014 by and among the Company, as Borrower, CoBank, ACB, as Administrative Agent, Lead Arranger, Swingline Lender, an Issuing Lender and a Lender, Fifth Third Bank, as a Joint Lead Arranger, MUFG Union Bank, N.A., as a Joint Lead Arranger and an Issuing Lender, the Guarantors named therein and the other Lenders named therein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC TELE-NETWORK, INC.

	By:	/s/ Justin D. Benincasa
Justin D. Benincasa
Chief Financial Officer

Dated: December 19, 2014

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1

Fourth Amended and Restated Credit Agreement dated as of December 19, 2014 by and among the Company, as Borrower, CoBank, ACB, as Administrative Agent, Lead Arranger, Swingline Lender, an Issuing Lender and a Lender, Fifth Third Bank, as a Joint Lead Arranger, MUFG Union Bank, N.A., as a Joint Lead Arranger and an Issuing Lender, the Guarantors named therein and the other Lenders named therein.